Consent of Independent Registered Public Accounting Firm

New Source Energy Partners L.P.
Oklahoma City, Oklahoma

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-186673) of New Source Energy Partners L.P. of our report dated January 28, 2014, relating to the combined and consolidated financial statements of the Acquisition Companies as of September 30, 2013 and December 31, 2012 and for the nine months ended September 30, 2013 and year ended December 31, 2012, which appears in this Form 8-K/A.

/s/ BDO USA, LLP

Austin, Texas
January 28, 2014